As filed with the Securities and Exchange Commission on January 14, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	47-3324725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Lorbiecki

Chief Financial Officer

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James H. Carroll, Esq.	Ralph V. De Martino, Esq.
Carroll Legal LLC	Marc E. Rivera, Esq.
1449 Wynkoop Street, Suite 507	ArentFox Schiff LLP
Denver, CO 80202	1717 K Street NW
(303) 888-4859	Washington, D.C. 20006
(202) 724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-283724

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Aclarion, Inc. (the “Registrant”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $8,100,000 in additional (i) common stock, (ii) pre-funded warrants to purchase common stock, (iii) Series A common warrants to purchase common stock (the “Series A Common Warrants”), (iv) Series B common warrants to purchase common stock (the “Series B Common Warrants”), (v) common stock underlying pre-funded warrants, (vi) common stock Series A Common Warrants, (vii) common stock underlying Series B Common Warrants, and (viii) securities that may be sold upon exercise of the underwriter’s over-allotment option. The contents of the Registration Statement on Form S-1 (Registration No. 333-283274), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 14, 2025, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Carroll Legal LLC.

23.1	Consent of Haynie & Company.

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

23.3	Consent of Carroll Legal LLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-283274), originally filed with the Securities and Exchange Commission on December 11, 2024 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, in the State of Colorado, on this 14th day of January, 2025.

ACLARION, INC.

By:	/s/ John Lorbiecki
John Lorbiecki
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	January 14, 2025
Brent Ness	(Principal Executive Officer)
President and Director

/s/ John Lorbiecki	Chief Financial Officer	January 14, 2025
John Lorbiecki	(Principal Financial and Accounting Officer)

*	Executive Chairman and Director	January 14, 2025
Jeffrey Thramann

*	Director	January 14, 2025
David Neal

*	Director	January 14, 2025
William Wesemann

*	Director	January 14, 2025
Amanda Williams

*	Director	January 14, 2025
Stephen Deitsch

*	Director	January 14, 2025
Scott Breidbart

* /s/ John Lorbiecki

John Lorbiecki

Attorney-in-Fact

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